Exhibit 4.2

ACCREDITED INVESTORS

NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON UNITS
OF
CROSSFIRST HOLDINGS, LLC

No. [●]	Warrant Issue Date: [●]

CrossFirst Holdings, LLC, a Kansas limited liability company (the “Company”), hereby certifies that, for value received, the person listed below (the “Holder”) is entitled, subject to the terms set forth in this Warrant Agreement (this “Warrant”), to purchase from the Company during the Exercise Period, in whole or in part, up to [●] (●) Common Units of the Company determined in accordance with the provisions of this Warrant at the applicable Exercise Price. The number and character of such Common Units and the applicable Exercise Price are subject to adjustment as provided in this Warrant.

Name:
Address:

ARTICLE I
DEFINITIONS

As used in this Warrant, the following terms have the following meanings:

“Change of Control” means, directly or indirectly, any consolidation or merger of the Company with or into any other entity or person, or any other reorganization, in which the Members of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the resulting or surviving entity’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of transactions to which the Company is a party in which more than fifty percent (50%) of the Company’s voting power is transferred (excluding any merger or consolidation effected exclusively to change the domicile of the Company), or the sale, lease, or other disposition of all or substantially all of the assets of the Company.

“Common Units” means the Common Units issued by the Company, as defined in the Operating Agreement.

“Exercise Period” has the meaning set forth in Section 2.1(a).

“Exercise Price” means U.S. $10.00 per Common Unit, subject to any adjustment set forth in Article IV.

“Holder” has the meaning in the introductory paragraph of this Warrant. “Holder Representatives” has the meaning set forth in Section 2.1(c). “Member Schedule” has the meaning set forth in the Operating Agreement.

“Operating Agreement” means the Operating Agreement of the Company, dated as of September 1, 2008, as amended, modified, supplemented or otherwise changed from time to time.

“Purchase Price” has the meaning set forth in Section 2.1(b).

“Securities Act” has the meaning set forth in Section 7.3.

“Units” has the meaning set forth in the Operating Agreement.

ARTICLE II
EXERCISE OF WARRANT

2.1.          Exercise Period and Procedure.

(a)          This Warrant is exercisable by the Holder, in whole or in part, at any time and from time to time during the period (the “Exercise Period”) beginning on the Warrant Issue Date and ending on the earlier of (i) 5:00 p.m. Overland Park, Kansas local time on [●], or (ii) a Change of Control.

(b)          During the Exercise Period, the Holder may exercise this Warrant, in whole or in part, by (i) surrendering to the Company at its principal executive office this Warrant, together with a duly completed and executed form of Notice of Exercise in the form attached as Annex A and (i) paying to the Company in immediately available funds (cash, certified or official bank check or wire transfer) an amount (the “Purchase Price”) equal to the Exercise Price multiplied by the number of Common Units being purchased pursuant to the exercise of this Warrant.

(c)          If any individual Holder of this Warrant dies before the end of the Exercise Period, the deceased Holder’s personal representative, trustee, heirs or successors (“Holder Representatives”) will have the right to exercise this Warrant, subject to the terms and conditions set forth herein.

(d)          This Warrant is non-compensatory and granted in connection with the Holder’s investment in the Company. In the event of the termination of employment of any individual Holder of this Warrant or termination of the Holder’s service as a director prior to the end of the Exercise Period, the terminated Holder will continue to have the right to exercise this Warrant, subject to the terms and conditions set forth herein.

2.2.          Partial Exercise. To the extent that this Warrant is exercised for less than the full number of Common Units subject to this Warrant, the Company will issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of Common Units as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder hereof (or, if applicable, to the Holder’s personal representative, trustee, heirs or successors). The Company will pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of any new Warrants.

ARTICLE III
MEMBER SCHEDULE UPDATE ON EXERCISE

Concurrent with the exercise, in whole or in part, of this Warrant and payment of the Exercise Price, the Company will (a) cause the Member Schedule to be updated to reflect the issuance of Common Units to the Holder (or Holder’s personal representative, trustee, heirs or successors) and (b) if the Operating Agreement or the Company’s Board of Directors requires the issuance of Unit certificates, issue to the Holder (or Holder’s personal representative, trustee, heirs or successors) a certificate or certificates for the number of Common Units to which such Holder is entitled upon such exercise. The Company agrees that the Common Units so purchased are deemed to be issued to the Holder (or Holder’s personal representative, trustee, heirs or successors) as the record owner of such Common Units as of the close of business on the date on which this Warrant is surrendered and the Holder pays the Company the Purchase Price.

ARTICLE IV
ADJUSTMENTS

4.1.          Adjustments Generally. In order to prevent dilution of the rights granted hereunder in the specific circumstances contemplated by this Article IV, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time in accordance with this Article IV. Upon each adjustment of the Exercise Price pursuant to this Article IV, the registered Holder of this Warrant will thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of the Company’s Common Units determined by (a) multiplying (i) the Exercise Price in effect immediately prior to such adjustment by (ii) the number of the Company’s Common Units issuable upon exercise hereof immediately prior to such adjustment, and (b) dividing the product thereof by the Exercise Price resulting from such adjustment.

4.2.          Subdivisions and Combinations. If, at any time during the Exercise Period, the Company subdivides its outstanding Common Units into a greater number of Common Units, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and, if the outstanding Common Units of the Company are combined into a smaller number of Common Units, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

4.3.          Reorganization or Reclassification. If any capital reorganization or reclassification of the Company (other than a capital reorganization or reclassification that constitutes a Change of Control) is effected in such a way that holders of Common Units are entitled to receive membership interests, stock, securities, cash or other property with respect to or in exchange for Common Units, then, as a condition to such reorganization or reclassification, adequate provision is to be made whereby the Holder of this Warrant has the right to acquire and receive upon exercise of this Warrant such membership interests, stock, securities, cash or other property that a holder of the Common Units deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization or reclassification if this Warrant had been exercised immediately before such reorganization or reclassification. The foregoing provisions will similarly apply to successive reorganizations or reclassifications and to the membership interests, stock, securities or other property that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustments (as reasonably determined by the Board of Directors of the Company) are to be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant will be applicable after that event, as near as reasonably may be, in relation to the membership interests, stock, securities or other property deliverable after that event upon exercise of this Warrant.

4.4.          Adjustment by Board of Directors. If any event occurs as to which, in the reasonable opinion of the Board of Directors of the Company, the provisions of this Article IV are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors may make such adjustment in the application of such provisions, in accordance with such essential intent and principles, as it reasonably deems appropriate so as to protect such rights, but in no event will any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Article IV except in the case of a combination of a type contemplated in Section 4.2 and then in no event to an amount larger than the Exercise Price as provided in Section 4.2.

4.5.          Certificate as to Adjustments. Whenever the Exercise Price is adjusted as provided in Section 4.2, the Company will promptly compute such adjustment and an officer of the Company will furnish to the Holder hereof a certificate providing (i) reasonable detail of the facts requiring such adjustment, (ii) the Exercise Price that will be effective after such adjustment, and (iii) the number of Common Units and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

ARTICLE V
NO IMPAIRMENT

The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against impairment.

ARTICLE VI
REPLACEMENT OF WARRANT

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity agreement reasonably satisfactory to the Company (with surety if reasonably required), the Company will issue, in lieu thereof, a new Warrant of like tenor and amount.

ARTICLE VII
NEGOTIABILITY

7.1.          Owner of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and will not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided below.

7.2.          Transfer of Warrant. Subject to Sections 7.3, 7.4 and 7.5, upon the approval of the Company’s Board of Directors, the Holder may transfer this Warrant and all rights hereunder, in whole or in part, by surrendering this Warrant to the Company and delivering a duly completed and executed written assignment in the form attached as Annex B. The Holder must also provide the Company immediately available funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company will execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant will promptly be canceled.

7.3.          Restrictions on Exercise and Transfer. Neither this Warrant nor the Common Units issuable on exercise of this Warrant have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws. In order to, among other things, ensure compliance with the Securities Act and applicable state securities laws, notwithstanding anything else in the Warrant to the contrary, this Warrant and the Common Units which may be issued upon the exercise hereof, may not be exercised, sold, assigned, pledged, hypothecated or otherwise transferred in the absence of (i) an effective registration statement or post-effective amendment thereto for such Warrant, or Common Units, respectively, under the the Securities Act and applicable state securities laws, or (ii) Holder’s delivery to the Company of an opinion of counsel, satisfactory to the Company and the Company’s legal counsel, that an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

7.4.          Legend of Units. The Company does not anticipate issuing any certificates representing ownership of Common Units. Instead, the Company maintains a Member Schedule reflecting each Unit holder’s Capital Contributions, mailing address and Membership Units held. If the Company, in its sole discretion, determines upon the exercise of this Warrant to issue a certificate for Common Units, such certificate must bear substantially the following legend (and any additional legend required under the Securities Act or applicable state securities laws) unless at the time of exercise such Common Units are registered under the Securities Act and applicable state securities laws:

THE COMMON UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THESE UNITS HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO CROSSFIRST HOLDINGS, LLC THAT SUCH REGISTRATION IS NOT REQUIRED WITH RESPECT TO THE PROPOSED DISPOSITION THEREOF AND THAT SUCH DISPOSITION WILL NOT CAUSE THE LOSS OF THE EXEMPTION UPON WHICH CROSSFIRST HOLDINGS RELIED IN SELLING THESE UNITS TO THE ORIGINAL PURCHASER THEREOF.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act and applicable state securities laws of the securities represented thereby) must also bear such legend unless, in the opinion of counsel for the Company, the securities represented thereby need no longer be subject to the transfer restrictions contained in this Warrant. The exercise and transfer restriction provisions of this Warrant are binding upon the subsequent Holders of the Warrant.

7.5.          Transfer Taxes. The Company is not required to pay any U.S. federal or state transfer tax or charge that may be payable in connection with the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Units in a name other than that of the registered Holder of this Warrant or to issue or deliver any certificates for Common Units upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder of this Warrant or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.

7.6.          No Rights as Member. Prior to the exercise of this Warrant, the Holder is not entitled to any rights of a Member of the Company with respect to Common Units for which this Warrant is exercisable, including, without limitation, the right to vote or to receive distributions and is not entitled to receive any notice of any proceedings of the Company; provided, however, the Company will provide any information that the Holder reasonably requests in connection with the Holder’s determination to exercise this Warrant.

7.7.          Operating Agreement. Any Common Units issued under this Warrant are subject to the Operating Agreement and the restrictions and limitations provided for thereunder. A copy of the Operating Agreement may be obtained from the Company prior to the Holder’s exercise of this Warrant.

7.8.          Compliance with Banking Regulatory Authorities. Notwithstanding anything else in this Warrant to the contrary, if the Company’s capital or the capital of any depository institution owned by the Company falls below the minimum requirements established by the applicable state or primary federal regulators, the Company shall, to the extent required by any such regulator, require the Holder to either exercise his or her Warrant or cause the Holder to forfeit the Warrant.

ARTICLE VIII
SUBDIVISION OF RIGHTS

This Warrant (as well as any new Warrants issued pursuant to the provisions of this Article VIII) is exchangeable, upon the surrender by the Holder to the Company, for any number of new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Common Units of the Company which may be subscribed for and purchased under this Warrant.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

The Holder hereby represents and warrants to, and covenants and agrees with, the Company as follows:

9.1.          Accredited Investor. The Holder qualifies as an Accredited Investor as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission and has such knowledge and experience in financial and business matters to enable the Holder to evaluate the merits and risks of an investment in the Common Units available upon exercise of this Warrant.

9.2.          Adequate Means. The Holder (i) has adequate means of providing for his or her current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) believes that the nature and amount of such investment is suitable for the Holder and consistent with the Holder’s overall investment program and financial position, (iv) believes that the undersigned’s overall commitment to investments which are not readily marketable is not disproportionate to the Holder’s net worth and the investment in the Common Units available upon exercise of this Warrant will not cause such overall investment commitment to become excessive, (v) is under no present or contemplated future need to dispose of this Warrant or any of the Common Units available upon exercise of this Warrant to satisfy any existing or contemplated undertaking, need or indebtedness, (vi) is able to bear the economic risks of his or her investment in the Common Units available upon exercise of this Warrant, and (vii) at the present time, can afford a complete loss of such investment.

9.3.          Warrant Acquired Without View to Resell. This Warrant is being acquired (i) solely for investment for the Holder’s own account and not as nominee or agent or otherwise on behalf of any other person, and (ii) not with a view to or with any present intention to re-offer, resell, fractionalize, assign, grant any participation interest in, or otherwise distribute the Warrant or the Common Units available upon exercise of this Warrant.

9.4.          Beneficial Owner. The Holder will be the beneficial owner of the interest in the Company represented by this Warrant, meaning that no other person or entity other than a disclosed co-owner will have an interest in the Warrant.

9.5.          Substantial Risk. The Holder recognizes that an investment in the Company involves substantial risk and the Holder is fully cognizant of and understands all of the risk factors related to this Warrant and the purchase of Common Units upon exercise of this Warrant.

9.6.          Delivery of Information. The Holder has been provided with all requested materials and information, including any information requested to verify the information furnished, and there has been direct communication between the Company and its representatives on the one hand and the Holder and the Holder’s representatives, if any, on the other in connection with the information set forth herein. There has been made available to both the Holder and any advisors of the Holder the opportunity to ask questions of, and receive answers from the Company and the officers and employees of Company concerning the terms and conditions of this Warrant and to obtain any additional information deemed necessary to verify the accuracy of the information contained herein.

9.7.          Correct Information. All information which the Holder has provided to the Company is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of the Holder’s subscription, the Holder will immediately provide such information to the Company.

9.8.          Securities Restrictions. The Holder understands that this Warrant and the Common Units issuable upon exercise of this Warrant have not been registered under the Securities Act and applicable state securities laws by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein. The Holder understands that this Warrant and the Common Units issuable upon exercise of this Warrant will be “restricted securities” under applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Warrant and the Common Units issuable upon exercise of this Warrant may be resold without registration under the Securities Act and applicable state securities laws only in certain limited circumstances. The Holder acknowledges that the Warrant and the Common Units issuable upon exercise of this Warrant must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

9.9.          No Public Market. The Holder understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that any public market will ever exist for the securities.

ARTICLE X
MISCELLANEOUS

10.1.          Notices. Any notice required or permitted by this Warrant must be in writing and will be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth in this Warrant or as subsequently modified by written notice delivered in accordance with this Section 10.1.

10.2.          Headings. The headings in this Warrant are for purposes of reference only, and do not limit or otherwise affect the meaning thereof.

10.3.          Amendment; Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.4.          Governing Law. This Warrant shall be construed and interpreted according to the laws of the State of Kansas, without giving effect to any of the conflicts of laws provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, the Company has executed and issued this Warrant on the date first written above.

CROSSFIRST HOLDINGS, LLC

By:
Name:
Title:

CrossFirst Holdings, LLC Common Unit Warrant — Company Signature Page

If an Holder is an Individual (please sign full name):

The party or parties below execute this Warrant as of the date first written above.

Name (please print)

CrossFirst Holdings, LLC Common Unit Warrant — Individual Signature Page

If Holder is a Corporation, Limited Liability Company or other type of entity:

The party below executes this Warrant as of the date first written above.

Name of Member:

Type of Entity:

By:
(signature of authorized person)

Name:

Title:

CrossFirst Holdings, LLC Common Unit Warrant — Entity Signature Page

If a Holder is a Trust (Keogh, Employee Pension or Profit-Sharing Trust) or an IRA:

The party or parties below execute this Warrant as of the date first written above.

Please print the exact name of the Holder below:

By	By:
Signature of Trustee or Other Fiduciary	Signature of Co-Trustee or Other Co-Fiduciary*

Print Name of Trustee or Other	Print Name of Co-Trustee or Other
Fiduciary:	Co-Fiduciary*:

Street Address (Mailing Address)	City, State, Zip Code

Telephone Number

Federal Tax I.D. Number of Trust (Leave Blank if Subscriber is an IRA)
IF MEMBER IS AN IRA, THE
GRANTOR OF THE IRA-RELATED TRUST
Personal Social Security Number of Plan	MUST ALSO SIGN THIS AGREEMENT IN THE SPACE BELOW:
Beneficiary or Participant or IRA Grantor/ Beneficiary

Signature of Grantor

Print Name of Grantor:

CrossFirst Holdings, LLC Common Unit Warrant — IRA/Trust Signature Page

WARRANT - ANNEX A

NOTICE OF EXERCISE

[To be signed only upon exercise of Warrant]

Date: ____________

To:

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ________ Common Units (the “Common Units”) covered by such Warrant and herewith makes payment of $______, representing the full purchase price for such Common Units at the price per Common Unit provided for in such Warrant.

The undersigned is aware that the Common Units have not been registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws. The undersigned understands that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Notice of Exercise.

The undersigned represents and warrants that the undersigned (1) has been furnished with all information which the undersigned deems necessary to evaluate the merits and risks of the purchase of the Common Units; (2) has had the opportunity to ask questions concerning the Common Units and the Company and all questions posed have been answered to the undersigned’s satisfaction; (3) has been given the opportunity to obtain any additional information the undersigned deems necessary to verify the accuracy of any information obtained concerning the Common Units and the Company; and (4) has such knowledge and experience in financial and business matters that the undersigned is able to evaluate the merits and risks of purchasing the Common Units and to make an informed investment decision relating thereto.

The undersigned hereby represents and warrants that the undersigned is purchasing the Common Units for his, her or its own account and not with a view to the sale or distribution of all or any part of the Common Units.

The undersigned understands that because the Common Units have not been registered under the 1933 Act, the undersigned must continue to bear the economic risk of the investment for an indefinite time and the Common Units cannot be sold unless the Common Units are subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

The undersigned agrees not to sell or distribute or otherwise dispose of all or any part of the Common Units unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Common Units or (2) the Company receives an opinion of legal counsel to the undersigned (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

Annex A — Notice of Exercise

The undersigned consents to the placing of a legend on the certificate for the Common Units stating that the Common Units have not been registered and setting forth the restriction on transfer contemplated hereby and the restrictions on transfer and voting set forth in the Warrant and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Common Units until the Common Units may be legally resold or distributed without restriction.

The undersigned understands that the Common Units are subject to an Operating Agreement and that the undersigned, in connection with exercising this Warrant, will execute such Operating Agreement (to the extent that that undersigned is not already a Member of the Company) and agree to be subject to the terms and conditions thereunder.

The undersigned has considered the U.S. federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Common Units.

By:
Name:
Title:

Date: ___________

Annex A — Notice of Exercise

WARRANT - ANNEX B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(Name)

(Address)

the attached Warrant, together with all right, title and interest therein to purchase Common Units of CrossFirst Holdings, LLC, a Kansas limited liability company (the “Company”), and does hereby irrevocably appoint    as attorney-in-fact to transfer the Warrant on the books of the Company with full power of substitution in the premises.

Dated: ____________, _____

(signature)

Name:
Title (if applicable):

(Address)

Annex B — Form of Assignment